Exhibit 15.1




January 10, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

We are aware that Triton Energy Corporation has included our report dated January 10, 1995 (issued pursuant to the provisions of Statement of Auditing Standards No. 71) in the Registration Statements on Form S-8 (Nos. 2-80978, 33-4042, 33-27203, 33-29498, 33-46968 and 33-51691) and in the Registration
Statements on Form S-3 (Nos. 33-11920, 33-15793, 33-17614, 33-21984, 33-23058,
33-25634,  33-31319,  33-45847, 33-69230, 33-55347 and 33-46292).  We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,




PRICE WATERHOUSE LLP
Dallas, Texas